UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

CELSUS THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

The Gridiron Building

One Pancras Square

C/O Pearl Cohen Zedek Latzer Baratz UK LLP

London, N1C 4AG, United Kingdom
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +44-203-318-3004

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 1, 2015, Celsus Therapeutics Plc (the “Company”) received a written notification from The NASDAQ Stock Market LLC (“NASDAQ”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market.

The Company had previously announced that it had received notice from NASDAQ that the bid price of the Company’s American Depositary Shares (“ADSs”), each representing ten (10) Ordinary Shares, par value £0.01, was below $1.00 per ADS for the previous 30 consecutive business days and, as a result, the Company was not in compliance with Listing Rule 5450(a)(2) (the “Rule”). The Company was provided with 180 days, or until October 6, 2015, to regain compliance with the Rule. As a result of the Company’s ADSs closing with a bid price of at least $1.00 for at least 10 consecutive days, NASDAQ informed the Company that it has regained compliance with the minimum bid price requirement and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELSUS THERAPEUTICS PLC

By:	/s/ Gur Roshwalb
Name:	Gur Roshwalb
Title:	Chief Executive Officer

Date: September 2, 2015